Exhibit 10.4

AMENDMENT TO WARRANT

THIS AMENDMENT TO WARRANT (the “Amendment”) is made effective as of December 21, 2018 (the “Effective Date”) by and between Drone Aviation Holding Corp., a Nevada corporation (the “Company”) and Dr. Phillip Frost (the “Holder”) (collectively, the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain Warrant to purchase 2,000,000 shares of the Company’s common stock, par value $0.0001 per share issued by the Company to the Holder on August 3, 2017 (the “Warrant”); and

B. The Parties desire to amend the Warrant as set forth below.

NOW THEREFORE, in consideration of the execution and delivery of this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The definition of “Exercise Price” in Section 1 of the Warrant shall be replaced in its entirety with the following new definition:

“Exercise Price” means $0.50, subject to adjustment in accordance with Section 9.

2. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Warrant. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Warrant unless otherwise provided. Except as specifically modified hereby, all of the provisions of the Warrant, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DRONE AVIATION HOLDING CORP.

By:
	Kendall W. Carpenter	DR. PHILLIP FROST
Chief Financial Officer